SPECTRASCIENCE, INC.

EXHIBIT 99: FORWARD-LOOKING STATEMENTS

Cautionary Statement Identifying Important Factors that Could Cause the Company's Actual Results to Differ from Those Projected in Forward-Looking Statements.

            SPECTRASCIENCE, INC. (THE "COMPANY") DESIRES TO TAKE ADVANTAGE OF THE "SAFE HARBOR" PROVISIONS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). CONTAINED IN THIS FORM 10-QSB ARE STATEMENTS WHICH ARE INTENDED AS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE ACT. WHEN USED IN THIS FORM 10-QSB AND IN FUTURE FILINGS BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, IN THE COMPANY'S PRESS RELEASES AND IN ORAL STATEMENTS, WORDS OR PHRASES SUCH AS "MAY," "EXPECTS," "WILL CONTINUE," "IS ANTICIPATED," "MANAGEMENT BELIEVES," "ESTIMATE," "PROJECTS," "HOPE" OR EXPRESSIONS OF A SIMILAR NATURE ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE ACT. THESE STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR FROM THOSE RESULTS PRESENTLY ANTICIPATED OR PROJECTED. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. READERS ARE ADVISED THAT THE FACTORS LISTED BELOW MAY HAVE AFFECTED THE COMPANY'S PERFORMANCE IN THE PAST AND COULD AFFECT FUTURE PERFORMANCE. THESE FACTORS ARE IN ADDITION TO ANY OTHER CAUTIONARY STATEMENTS, WRITTEN OR ORAL, WHICH MAY BE MADE OR REFERRED TO IN CONNECTION WITH ANY FORWARD-LOOKING STATEMENTS OR CONTAINED IN ANY SUBSEQUENT FILINGS BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS EXHIBIT ARE MADE AS OF THE DATE OF THIS FORM 10-QSB, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE SUCH FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

AN INVESTMENT IN ANY SECURITY OFFERED BY THE COMPANY INVOLVES A HIGH DEGREE OF RISK. INVESTORS CONTEMPLATING AN INVESTMENT IN ANY SECURITY OF THE COMPANY, SUCH AS ITS COMMON STOCK, SHOULD CAREFULLY CONSIDER ALL THE RISKS ASSOCIATED WITH SUCH AN INVESTMENT, IN ADDITION TO THE FOLLOWING RISK FACTORS.


NEED FOR ADDITIONAL CAPITAL; UNCERTAINTY OF ADDITIONAL FINANCING

            The development of the Company's products will require the commitment of substantial funds to conduct research and development, to establish commercial scale manufacturing capabilities, and to market its products. The Company's future capital requirements will depend on many factors, including the progress of the Company's research and development, the scope and results of clinical trials, the cost and time necessary to obtain regulatory approvals, the rate and cost of technological advances, determinations as to the commercial potential of the Company's products, the status of competitive products and the establishment of manufacturing capacity. The Company anticipates that it will be required to raise substantial additional capital, including funds raised through strategic partnerships and additional public or private financings. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to the Company or its shareholders. If the Company is unable to obtain additional financing when needed, the Company may be required to curtail its operations significantly or to obtain funds through strategic partners that may require the Company to relinquish significant rights to its technology or potential markets.


VOLATILITY OF STOCK PRICE

         The market price for securities of high technology medical products companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in the

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Company's operating results, announcements of technological innovations or new diagnostic or therapeutic products by the Company or its competitors, government regulations, developments in patent or other proprietary rights, public concern as to the safety of products developed by the Company or others and general market conditions may have a significant adverse effect on the market price of the Company's Common Stock. In addition, the Company's Common Stock is thinly-traded and, as a result, trades in a small number of shares of the Company's Common Stock, whether on the buying side or the selling side, may result in significant price movements.


UNCERTAINTY OF MARKET ACCEPTANCE; NEED FOR REGULATORY APPROVAL

         Sales to date have been limited and only to a [small] number of the Company's guidewires for cardiovascular applications. The Company has had no revenues on its Optical Biopsy(TM) System or its components. In addition, there can be no assurance that the Company's products will be acceptable to the market. Moreover, there are many reasons that potential products that appear promising do not result in successful commercialization. Newly developed products may not receive regulatory approval or be successfully introduced and marketed at prices that would permit the Company to operate profitably. Failure of any of the Company's products to achieve market acceptance could have a material adverse effect on the Company's business, financial condition or results of operations.


LACK OF SUFFICIENT DATA TO ESTABLISH SAFETY AND EFFICACY OF PRODUCTS

         The Company has on-going clinical trials for the spectroscopic detection of colon and esophageal cancer utilizing the Company's Optical Biopsy(TM) System. Results from such clinical studies, and future clinical studies in other specialty applications, are used to develop algorithms to interpret the spectrophotometric signals obtained during the clinical procedures, and to support applications to the Food and Drug Administration ("FDA") for market clearance. There can be no assurance that clinical results will be encouraging or that the algorithms will be sufficiently accurate in detecting cancerous tissues. Other risks attendant with the clinical trials include the unpredictability of the time frame for completion due to possible patient unavailability, potential changes in hospital procedures and policies, and potential changes in the principal investigators leading such clinical trials.


DEPENDENCE ON PATENTS, PROPRIETARY RIGHTS AND LICENSES

         The Company's success depends and will continue to depend in part on its ability to maintain patent protection for its products and processes in order to preserve its trade secrets and to operate without infringing upon the proprietary rights of third parties. Although the Company has been awarded patents that it hopes to exploit commercially, there can be no assurance that the patents will afford protection against competitors with similar technology. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. The Company also relies upon unpatented proprietary technology. No assurance can be given that the Company can meaningfully protect its rights in such unpatented proprietary technology or that others will not duplicate or independently develop substantially equivalent technology.

         In order to manufacture and market certain products, the Company may be required to obtain licenses to patents or other proprietary rights of third parties. There can be no assurance that the Company will be able to license such technology at a reasonable cost, if at all. If the Company does not obtain such licenses, it could encounter delays in introducing such products while it attempts to design around such patents. There can be no assurance that the Company would be able to design around such patents or, even if successful, the Company could find that the development, manufacture or sale of such products could be adversely affected.

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RISK OF PATENT LITIGATION

         The Company could incur substantial costs in defending itself in suits brought against it with respect to patent rights or in suits in which the Company's patents may be asserted by it against another party. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, to defend the Company against claimed infringement of the rights of others or to determine the ownership, scope or validity of the proprietary rights of the Company and others. An adverse determination in any such litigation could subject the Company to significant liabilities to third parties, could require the Company to seek licenses from third parties and could prevent the Company from manufacturing, selling or using its products, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.


DEPENDENCE ON LICENSE AGREEMENTS

         The Company has acquired significant proprietary rights under certain license agreements that permit the licensor to terminate these agreements in the event of certain material defaults by the Company. There can be no assurance that defaults will not occur in the future. If a default were to occur and any of these agreements were terminated in the future, the Company could lose the right to continue to develop and market one or more of its products.


DEPENDENCE ON KEY PERSONNEL AND CONSULTANTS

         The Company's success is highly dependent on the retention of principal members of its management and scientific staff, key consulting arrangements and the recruitment of additional qualified personnel. There is intense competition from other companies, research and academic institutions and other organizations for qualified personnel in the areas of the Company's activities. There can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the Company's business, financial condition and results of operations.


DEPENDENCE ON CONSULTANTS AND CONTRACT MANUFACTURERS

         The Company has entered into consulting agreements with a number of individuals and business organizations that are currently providing services in software development, statistical analysis and regulatory compliance and submissions. Risks attendant to the use of consultants include possible concerns as to their competence and availability on short notice. The Company also relies on contract manufacturers. These contract manufacturers are subject to audit by the Food and Drug Administration ("FDA"), and there can be no assurance that they will be in compliance with applicable FDA regulations. Additional risks associated with the use of contract manufacturers include manufacturing priorities and the potential inability to obtain products on a timely basis, and a possible reduction in the Company's control over the manufacturing process, costs, inventory control and maintenance of proprietary information.


OPERATING LOSS AND ACCUMULATED DEFICIT

         The Company has incurred net losses since its inception. Such losses have resulted principally from expenses incurred in the Company's research and development program, the acquisition of new technology, and, to a lesser extent, from general and administrative expenses. The Company expects to incur substantial losses in the future due primarily to additional research and development expenses and expects to continue to incur substantial net operating losses. There can be no assurance that the Company will be a able to market its products successfully or ever achieve or sustain profitability.

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LIMITED MANUFACTURING AND MARKETING EXPERIENCE FOR PRODUCTS; UNCERTAINTY OF
MARKET ACCEPTANCE

         For the Company to be financially successful, it must manufacture its products in accordance with regulatory requirements, in commercial quantities, at appropriate quality levels and at acceptable costs. The Company intends to market and sell some of its products directly, while relying on sales and marketing expertise of corporate partners for other products. However, the Company has limited experience in direct marketing of its products, and there can be no assurance that such direct marketing will be successful.


PRODUCT LIABILITY RISK; LIMITED INSURANCE COVERAGE

         The Company faces an inherent business risk of exposure to product liability claims. Clinical trials or marketing of any of the Company's products may expose the Company to liability claims resulting from the use of such products. These claims might be made directly by consumers, health care providers or by others selling the products. The Company currently maintains product liability insurance coverage at levels considered adequate by management. There can be no assurance that the Company will be able to maintain such insurance or, if maintained, that sufficient coverage can be acquired at a reasonable cost. An inability to maintain insurance at an acceptable cost or at all could prevent or inhibit the clinical testing or commercialization of products developed by the Company. In addition, there can be no assurance, regardless of the availability of product liability insurance, that the Company will be adequately protected from claims that might be brought against it. A product liability claim or recall could have a material adverse effect on the Company's business, financial condition and results of operations.


ADVERSE EFFECT OF FUTURE SALES OF COMMON STOCK ON MARKET PRICE; DILUTION

         Future sales of common shares by the Company, existing shareholders and holders of options and warrants could adversely affect the prevailing market price of the Company's Common Stock. Investors purchasing the Company's Common Stock therefore could incur immediate substantial dilution.


UNCERTAINTY OF FINANCIAL PROJECTIONS AND MANAGEMENT PLANS

         There are substantial risks and uncertainties associated with the Company's financial projections, management plans and time schedules. Many of the objectives and projections of the Company's business may not be achievable. There could be (i) errors of omission or of estimation in the Company's plans,
(ii) new events or circumstances imposed on the business that require additional time and/or capital, or (iii) product failures with respect to any number of tests, government requirements or market requirements resulting in delays, redesign or even abandonment of products. If any of these events, as well as others currently unforeseen, should occur, such events could have a material adverse effect on the Company's business, financial condition and results of operations.


UNCERTAINTY OF HEALTH CARE REIMBURSEMENT AND POTENTIAL HEALTH CARE LEGISLATION

         The levels of revenue and profitability of medical device companies may be affected by the continuing efforts of government and third party payors to reduce the costs of health care through various means. Government and other third party reimbursement sources are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement, especially for new diagnostic and therapeutic products. If adequate coverage and reimbursement levels are not provided by government and third party reimbursement sources for uses of the products to be commercialized by the Company, market acceptance of these products could be adversely affected. Furthermore, significant changes in the healthcare system of the United States and other countries could have a substantial impact over time on the manner in which the Company conducts its business and could have a material adverse effect on the Company's business, financial condition and results of operations.